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                                                                    EXHIBIT 10.4

(MULTICURRENCY -- CROSS BORDER)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           dated as of MARCH 12, 2004

MORGAN STANLEY CAPITAL GROUP INC.                CALPINE GENERATING COMPANY, LLC
........................................and......................................
have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.    INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    OBLIGATIONS

(a)   GENERAL CONDITIONS.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

       Copyright (c) 1992 by International Swap Dealers Association, Inc.

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(b)   CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)   NETTING. If on any date amounts would otherwise be payable: --

      (i)   in the same currency; and

      (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)   DEDUCTION OR WITHHOLDING FOR TAX.

      (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

            (1)   promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B)   the failure of a representation made by Y pursuant to
                        Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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      (ii)  LIABILITY. IF: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2)   X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a)   BASIC REPRESENTATIONS.

      (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b)   ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of
Default or, to its knowledge. Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.    AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (in) below, to such government or taxing authority as the other party reasonably directs: --

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii)  any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.    EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

      (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) CREDIT SUPPORT DEFAULT.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated, or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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      described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and,in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially alt its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below: --

      (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2)receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.    EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5{a)(vii)(4) or, to the extent analogous thereto, (8).

(b)   RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

      (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii)  TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
      Section 5(b)(i)(I) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)( 1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv)  RIGHT TO TERMINATE. If: --

            (1)   a transfer under Section 6(b)(ii) or an agreement under
            Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)   EFFECT OF DESIGNATION.

      (i)   If notice designating an Early Termination Date is given under
      Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)   CALCULATIONS.

      (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2)   Two Affected Parties. If There are two Affected Parties:--

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.    TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, of transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.    CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.    MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)   COUNTERPARTS AND CONFIRMATIONS.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to mis Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.   OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.   EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.   NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.   GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law. .

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.   DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)   in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a patty's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if.it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the parry making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

MORGAN STANLEY CAPITAL GROUP INC.              CALPINE GENERATING COMPANY, LLC

By: /s/ Simon Green Shields                    By: /s/ Zamir Rauf
   ------------------------------                 ------------------------------
   Name: Simon Green Shields                      Name: Zamir Rauf
   Title: Vice President                          Title: Vice President
   Date: March 12 2004                            Date: 3/12/2004

                                                                  EXECUTION COPY

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT
                           DATED AS OF MARCH 12, 2004
                                     BETWEEN
                        MORGAN STANLEY CAPITAL GROUP INC.
                                   ("PARTY A")
                                       AND
                         CALPINE GENERATING COMPANY, LLC
                                   ("PARTY B")

PART 1. TERMINATION PROVISIONS

(a)   "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

                  Section 5(a)(v), None
                  Section 5(a)(vi), None
                  Section 5(a)(vii), None
                  Section 5(b)(iv), None

      and in relation to Party B for the purpose of:-

                  Section 5(a)(v), None
                  Section 5(a)(vi), None
                  Section 5(a)(vii), None
                  Section 5(b)(iv), None

(b) "SPECIFIED TRANSACTION" means, in lieu of the meaning specified in Section 14, none.

(c)   "CROSS DEFAULT" applies to neither Party A nor Party B.

(d)   "SPECIFIED INDEBTEDNESS" is not applicable to this Agreement.

(e)   "THRESHOLD AMOUNT" is not applicable to this Agreement.

(f)   "CREDIT EVENT UPON MERGER" applies to neither Party A nor Party B.

(g) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Parry A and will not apply to Party B.

(h) PAYMENTS ON EARLY TERMINATION. "LOSS" and "SECOND METHOD" will apply for the purpose of Section 6(e) of this Agreement.

(i)   "TERMINATION CURRENCY" means United States Dollars.

(j)   ADDITIONAL TERMINATION EVENT will not apply.

PART 2. TAX REPRESENTATIONS.

(a) PARTY A AND PARTY B PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f); (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (iii) the satisfaction of the agreement of the other party contained in Section 4(d), provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   PARTY A AND PARTY B PAYEE TAX REPRESENTATIONS.

      (i) For the purpose of Section 3(f), Parry A makes the following representation:

            It is a U.S. corporation duly organized and incorporated under the laws of the State of Delaware and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).


      (ii) For the purpose of Section 3(f), Party B makes the following representation:

            It is a U.S. limited liability company duly organized and incorporated under the laws of the State of Delaware and is an exempt recipient under Treasury Regulation Section
            1.6049-4(c)(1)(ii).

PART 3. AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(a)   TAX FORMS, DOCUMENTS OR CERTIFICATES TO BE DELIVERED ARE:

PARTY REQUIRED
TO DELIVER
DOCUMENT         FORM/DOCUMENT/CERTIFICATE           DATE BY WHICH TO BE DELIVERED
--------------   -------------------------           -----------------------------------------
Party B          An original executed United         (i)Upon the execution of this Agreement;
                 States Internal Revenue Service     (ii) promptly upon reasonable demand by
                 Form W-9 (or any successor          Party A; and (iii) promptly upon any Form
                 thereto).                           W-9 (or any successor thereto) previously
                                                     provided by Party B becoming obsolete or
                                                     incorrect.

(b)   Other documents to be delivered are:-

PARTY REQUIRED                                                                                         COVERED BY
TO DELIVER                                                                                             SECTION 3(d)
DOCUMENT         FORM/DOCUMENT/CERTIFICATE                       DATE BY WHICH TO BE DELIVERED         REPRESENTATION
--------------   --------------------------------------------    -----------------------------------   --------------
Party A          Either (1) a signature booklet containing       Upon execution of this                     Yes
and              secretary's certificate and resolutions         Agreement and as deemed
Party B          ("authorizing resolutions") authorizing the     necessary for any further
                 party to enter into derivatives transactions    documentation.
                 of the type contemplated by the parties or
                 (2) a secretary's certificate, authorizing
                 resolutions and incumbency certificate for
                 such party and any Credit Support
                 Provider of such party reasonably
                 satisfactory in form and substance to the
                 other party.

Party A          A copy of the annual report of such party       As soon as practicable after the           Yes
                 (in the case of Party A, in respect of Party    execution of this Agreement
                 A's Credit Support Provider) containing         and also within 120 days (or as
                 audited consolidated financial Statements       soon as practicable after
                 for each such fiscal year, certified by         becoming publicly available)
                 independent certified public accountants        after the end of each of its fiscal
                 and prepared in accordance with generally       years while there are any
                 accepted accounting principles in the           obligations outstanding under
                 country in which such party is organized.       this Agreement.


Party A          Certified copies of documents evidencing        As soon as practicable after the            Yes
and              each party's capacity to execute this           execution of this Agreement.
Party B          Agreement, each Confirmation and any
                 Credit Support Document (if applicable)
                 and to perform its obligations hereunder
                 and thereunder.

Party A          Such other documents as the other party         Upon request                                No
and              may reasonably request.
Party B

PART  4. MISCELLANEOUS

(a)   ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

      (i)   Address for notices or communications to Party A:-

            Morgan Stanley Capital Group Inc.
            1585 Broadway - 4th Floor
            New York, New York 10036-8293
            Attention: Commodities, Swap Group

            Telex: 6801347         Answerback:      MSCOM

            Electricity:
            Facsimile No.: 212-761-0292         Telephone No.: 212-761-5920

            Metals:
            Facsimile No.: 212-761-0295         Telephone No.: 212-761-5896

            Natural Gas:
            Facsimile No.: 212-761-0292         Telephone No.: 212-761-5877

            Oil and Petroleum Products:
            Facsimile No.: 212-761-0294         Telephone No.: 212-761-5879

            A copy of any notice sent to Party A pursuant to Section 5 or 6 must also be sent to:

            MORGAN STANLEY CAPITAL GROUP INC.
            Transaction Management Group
            1585 Broadway, 4th Floor
            New York, New York 10036-8293
            Attention: CHIEF LEGAL OFFICER
            Facsimile No: 212 507 4622

      (ii)  Address for notices or communications to Parry B :-

            Calpine Generating Company, LLC
            50 West San Fernando Street
            San Jose, CA 95113
            Attention: General Counsel
            Facsimile No.: (408) 794-2434       Telephone No.: (408) 792-1226

            with a copy to:

            Calpine Generating Company, LLC
            c/o Calpine Energy Services, L.P.
            717 Texas Avenue, Suite 1000
            Houston, Texas 77002
            Attention: Contract Administration
            Facsimile No.: (713) 830-8751       Telephone No.: (713) 830-8845

(b) NOTICES. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words, "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent."

(c) OFFICES. The provisions of Section 10(a) will apply to Party A and to Party B.


(d)   MULTIBRANCH PARTY. For the purpose of Section 10(c):-

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e) "CALCULATION AGENT" means Party A, unless an Event of Default has occurred and is continuing with respect to Party A, in which case the Calculation Agent means Party B.

(f) "CREDIT SUPPORT DOCUMENT" means, with respect to Party A, the Guarantee, dated the date hereof, of Morgan Stanley, which is hereby incorporated by reference into this Agreement, and, with respect to Party B, none.

(g)   CREDIT SUPPORT PROVIDER means in relation to Party A: Morgan Stanley

      CREDIT SUPPORT PROVIDER means in relation to Party B: None.

(h) GOVERNING LAW; JURISDICTION. This Agreement, including each Credit Support Document and each Confirmation, will be governed by and construed in accordance with the laws of the State of New York. Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and
      (2) deleting the final paragraph.

(i) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement, including any Credit Support Document or Confirmation.

(j) NETTING OF PAYMENTS. Clause (ii) of Section 2(c) will not apply to any amounts payable with respect to Transactions from the date of this Agreement. The Calculation Agent shall notify the parties of the amounts of any such netted payments (which notice may be made by telephone). Notwithstanding the foregoing provisions of this subparagraph and the netting of payments pursuant hereto, each party shall provide the other party with separate invoices and documentation covering each Transaction sufficient to permit the other party to comply with its internal accounting and recordkeeping procedures concerning individual Transactions.

(k) "AFFILIATE". The term "Affiliate": (i) with respect to Party A, has the meaning specified in Section 14, but excludes Morgan Stanley Derivative Products Inc.; and (ii) with respect to Party B means none.

PART 5. OTHER PROVISIONS

(a) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

            "(g) COMMODITY EXCHANGE ACT. It is an "Eligible Contract Participant" as defined in Section 1a.(12) of the Commodity Exchange Act, as amended.

            (h) LINE OF BUSINESS. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

            (i) NO AGENCY. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction, as principal (and not as agent or in any other capacity, fiduciary or otherwise).

            (j) COMMODITY OPTIONS. In connection with any Options (as defined in the 1993 Definitions referred to below), it is a producer, processor, or commercial user of, or a merchant handling the Commodity (ies) underlying such Option and is entering into such Option solely for purposes related to its business as such."

(b) SET-OFF. The last sentence of the first paragraph of Section 6(e) and the definition of "Set-off" in Section 14 of this Agreement are deleted.

(c) CONFIRMATIONS. Party A will deliver to Party B a Confirmation relating to each Transaction.

(d) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

      (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

      (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

      (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(e) RECORDING. Each party (i) consents to the recording of the telephone conversations of the employees and officers of the parties and their Affiliates and/or its agents in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates and/or its agents.

(f) DEFINITIONS. This Agreement and each Transaction are subject to the 2000 ISDA Definitions as modified and updated (the "2000 Definitions"), and the 1993 ISDA Commodity Derivatives Definitions as modified and updated by the 2000 Supplement to the 1993 ISDA Commodity Derivatives Definitions (the "1993 Definitions"), (collectively, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), and will be governed in all respects by the Definitions, but without regard to any further amendments, supplements, updates or restatements made to the Definitions after the effective date of this Agreement unless specifically agreed to in writing by the parties (except that any references to "Swap Transactions" in the Definitions will be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each relevant Confirmation as if set forth in full in this Agreement and such Confirmation. In the event of any inconsistency between the 2000 Definitions and the 1993 Definitions, the 1993 Definitions will govern. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

(g) DISRUPTION FALLBACKS. The "Disruption Fallbacks" specified in the Confirmation shall apply.

(h) SINGLE AGREEMENT. The phrase "(evidencing Transactions heretofore or hereafter entered into between Party A and Party B)" is hereby added after the word "Confirmations" in Section 1(c).

(i) FORM OF AGREEMENT. The parties hereby agree that the text of the body of the Agreement is intended to be the printed form of 1992 ISDA Master Agreement (Multicurrency-Cross Border version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(j) BANKRUPTCY EVENT OF DEFAULT CARVEOUT. Section 5(a)(vii) of the Master Agreement is hereby revised by adding the following text to the end of
      Section 5(a)(vii) between 'foregoing acts" and the semicolon immediately thereafter:

            "; provided, however, that, if Party B has paid the entire Premium for the Option Transaction prior to the occurrence of an event listed in this Section 5(a)(vii) with respect to Party B, such occurrence shall not constitute an Event of Default with respect to Party B."

(k) DISPUTE RESOLUTION. Notwithstanding anything in this Agreement to the contrary, all disputes arising under this Agreement including, but not limited to, a Confirmation of a Transaction, are subject to the provisions of this Part 5(k).

      (i) ARBITRATION. All disputes between the Parties and/or their respective representatives involving or arising under claim, counterclaim, demand, cause of action, dispute, and/or controversy relating to the terms or a breach of this Agreement (collectively "Claims"), shall be submitted to binding arbitration. The arbitration shall be conducted in accordance with the Federal Arbitration Act and the then prevailing CPR Rules for Non-Administered Arbitration. The validity, construction, and interpretation of this agreement to arbitrate and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrator(s). Submission shall be made upon the request of either Party. Within twenty (20) calendar days of the receipt by the respondent of service of the notice of arbitration, both the claimant and the respondent shall each appoint one (1) arbitrator. The two (2) arbitrators so appointed shall then select the third arbitrator within twenty (20) calendar days, who shall be the chairperson of the tribunal. The chairperson shall be a person who has over eight (8) years of experience in energy-related transactions, and none of the arbitrators shall have been previously employed by either Party or have any direct interest in either Party or the subject matter of the arbitration, unless such conflict is expressly acknowledged and waived in writing by both Parties. The panel shall be bound to schedule and hear the dispute within six (6) months after the appointment of the chairperson, and shall render its decision within thirty (30) calendar days after the hearing concludes. The arbitrator(s) shall have no authority to award consequential, treble (or any other multiple of damages), exemplary, or punitive damages of any type or kind regardless of whether such damages may be available under any law or right, with the Parties hereby affirmatively waiving their rights, if any, to recover or claim such damages. The compensation and any costs and expenses of the arbitrators shall be borne equally by the Parties. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitration shall take place in the state, county and city of New York. The award shall be final and binding on the Parties and judgment upon any award may be entered in any court of competent jurisdiction. The Parties agree that all information exchanged in connection with of any proceeding as described herein shall be deemed confidential.

      (ii) Either Party may petition a court of appropriate jurisdiction, as set forth in Section 13 of the Master Agreement, for relief relating to any claim of breach of this Agreement in order to prevent undue hardship relating to any such claimed breach pending the appointment of an arbitration panel as described in this Part 5(k). Notwithstanding this
      Part 5(k), the Non-Defaulting Party retains the right to exercise any remedies hereunder at law or in equity during the pendancy of any dispute.

            IN WITNESS WHEREOF, the parties have executed this schedule by their duly authorized officers as of the date specified on the first page of this schedule.

                                               MORGAN STANLEY CAPITAL GROUP INC.

                                               By: /s/ Simon Green Shields
                                                   -----------------------------
                                                   Name: Simon Green Shields
                                                   Title: Vice President
                                                   Date: March 12 2004

                                                CALPINE GENERATING COMPANY, LLC

                                               By: /s/ Zamir Rauf
                                                   -----------------------------
                                                   Name: Zamir Rauf
                                                   Title: Vice President
                                                   Date: 3/12/2004

                                                                  Execution Copy
                        MORGAN STANLEY CAPITAL GROUP INC.
                                  1585 BROADWAY
                           4TH FLOOR ATTN: COMMODITIES
                               NEW YORK, NY 10036

DATE: March 12,2004

TO:         Calpine Generating Company, LLC ("Counterparty")
            50 West San Fernando Street
            San Jose, CA 95113

Attn:       General Counsel
Phone:      (408) 792-1226
Fax:        (408)794-2434

With a copy to:
            Calpine Generating Company, LLC
            c/o Calpine Energy Services,L.P.
            717 Texas Avenue, Suite 1000
            Houston, Texas 77002

Attn: Contract Admin.
Phone:(713) 830-8845
Fax:  (713)830-8751

FROM:       Morgan Stanley Capital Group Inc. ("MSCGI")
            1585 Broadway
            4th Floor Attn:Commodities
            New York, NY 10036

Operations Contact: Roza Kalaj
Phone:              212-761-8634
Fax:                212-761-0381

RE:   Commodity Option - Cash Settled Put

MSCGI reference number:

Dear Sir/Madam:

The purpose of this amended and restated letter confirmation ("Confirmation") is to amend and restate the terms and conditions of the Confirmation entered into between us on March 12, 2004 (the "Original Confirmation") confirming the Transaction entered into between us on the Trade Date specified below (the "Transaction"). The terms and conditions of this Confirmation amend, restate and supercede all of the terms and conditions of the Original Confirmation.

                                                                  Execution Copy

      1. This Transaction constitutes a 'Transaction" within the meaning of the ISDA Master Agreement defined below. This Confirmation constitutes a "Confirmation" within the meaning of the ISDA Master Agreement (and Schedule) between the parties dated as of March 12, 2004, as amended from time to time (the ISDA Master Agreement and all amendments thereto collectively referred to as the "ISDA Master Agreement") that forms part of, is subject to and governed by such ISDA Master Agreement.

      2. The Terms of the Transaction to which this Confirmation relates are as follows:

      Commodity:                    As per Commodity Reference Price.

      Trade Date:                   March 12,2004.

      Effective Date:               The Closing Date; provided, however, that if
                                    the Closing does not occur on or before
                                    March 29, 2004, then the Effective Date
                                    shall not occur and this Transaction will not become effective.

      Termination Date:             April 1,2007.

      Term:                         From the Effective Date to Termination Date.

      Option Style:                 Look-back.

      Option Type:                  Put.

      Option Seller:                MSCGI.

      Option Buyer:                 Counterparty.

      Premium: Forty-five million dollars ($45,000,000), which shall be paid by withholding (by Morgan Stanley & Co., an affiliate of MSCG) such sum from the proceeds of the Financing (as defined below).

      Premium Payment Date:         The date (the "Closing Date") of the closing
                                    (the "Closing") of Counterparty's financing to which this Transaction relates, which includes, but is not limited to, the issuance of:(a) $235,000,000 aggregate principal amount of First Priority Secured
                                    Boating Rate Notes due 2009; (b)
                                    $640,000,000 aggregate principal amount of
                                    Second Priority Secured Floating Rate Notes due 2010; (c) $680,000,000 aggregate principal amount of Third Priority Secured
                                    Floating Rate Notes due 2011;(d)
                                    $150,000,000 aggregate principal amount of
                                    11 1/2% Third Priority Secured Notes due
                                    2011; (e) $600,000,000 aggregate principal amount of First Priority Secured Term Loans due 2009; and (f) $100,000,000 aggregate principal amount of Second Priority Secured
                                    Term Loans due 2010 (together the
                                    "Financing").

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                                                                 Execution Copy

      Calculation Period:           Each On-Peak Day.

      Semi-Annual Period(s):        Each approximately six (6) month period set
                                    forth below:

                                    Period 1: From March 29, 2004 to September
                                              27, 2004.

                                    Period 2: From September 28, 2004 to March
                                              28, 2005.

                                    Period 3: From March 29, 2005 to September
                                              27, 2005.

                                    Period 4: From September 28, 2005 to March
                                              28, 2006.

                                    Period 5: From March 29, 2006 to September
                                              27, 2006.

                                    Period 6: From September 28, 2006 to March
                                              28, 2007.

      Strike Price:                 $50 Million (USD).

      Payment Date(s):              The last calendar day of the calendar month
                                    in which each Semi-Annual Period ends (i.e.
                                    either March 31 or September 30), subject to adjustment in accordance with the Following
                                    Business Day Convention.

      Semi-Annual Put Payment:      On each Payment Date, MSCGI shall owe
                                    Counterparty an amount, if any, equal to the amount by which the Strike Price exceeds the Aggregate Spark Spread Amount for the immediately preceding Semi-Annual Period.

                                    "Aggregate Spark Spread Amount" means an amount, in dollars, for each Semi-Annual Period, equal to the sum of all individual Daily Plant Spark Spread Amounts for each Plant for all Calculation Periods during such Semi-Annual Period.

                                    "Daily Plant Spark Spread Amount" means an amount, in dollars, calculated for each Calculation Period, separately for each Plant, equal to:

                                    ANQ * AF * 16 * MAX (GREATER OF): [PP - (GP
                                    * AHR) - VOM] OR ZERO (-0-);

                                    where:

                                    "ANQ" means the Applicable Notional
                                    Quantity, in MW, for the applicable
                                    Semi-Annual Period, for each Plant, as set forth in Table Two below.

                                    "AF" means the Availability Factor set out in Table One; provided, however, that during each Scheduled Outage Month, each Facility will be deemed to have an AF of the percentage as indicated in Table One under the caption "Availability Factor (AF) during Scheduled Outage Months" for each day of such Scheduled Outage Month.

                                    "PP" or "Applicable Electricity Commodity
                                    Reference Price" means the price identified as such in Table One, or if applicable, the Fallback Electricity Commodity Reference Price identified in Table One.

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                                    "GP" or "Applicable Gas Commodity Reference
                                    Price" means the price identified as such in Table One.

                                    "AHR" or "Applicable Heat Rate" means, for each Plant, the Applicable Heat Rate set forth in Table One below.

                                    "VOM" means the variable operations and
                                    maintenance cost for each Plant as set forth in Table One under the heading "VOM."

                                    "Scheduled Outage Month" means, as to any Plant, each of the months identified in Table One under the caption "Availability Factor (AF) during Scheduled Outage Months."

                                    "On-Peak Day" means: (i) with respect to the Los Medanos, Delta, Pastoria, and Goldendale Plants, Monday through Saturday except NERC Holidays, and; (ii) with respect to the other Plants, Monday through Friday except NERC Holidays.

                                    "NERC Holiday" means a holiday as defined by the North American Electric Reliability Council or any successor organization thereto.

                                    "Commodity Reference Price" means the
                                    Applicable Electricity Commodity Reference
                                    Price or the Applicable Gas Commodity
                                    Reference Price.

                                    "Plant" means, as applicable: Baytown Energy
                                    Center LP, Carville Energy LLC, Decatur
                                    Energy Center LLC, Delta Energy Center LLC,
                                    Los Medanos Energy Center LLC, Goldendale
                                    Energy Inc, Pastoria Energy Center LLC,
                                    Columbia Energy LLC, Freestone Electricity
                                    Generation LP, Morgan Energy Center LLC,
                                    Channel Energy Center LP, Calpine Oneta
                                    Electricity LP, Corpus Christi Cogeneration
                                    LP, as set forth in Table One below.

      Automatic Exercise:           Applicable.

      Cash Settlement:              Applicable.

      Method of Averaging:          Un-weighted.

      Rounding:                     4 decimal places.

      Market Disruption Events:     Price Source Disruption; Trading Suspension;
                                    Disappearance of Commodity Reference Price;
                                    Material Change in Formula; Material Change in Content; Tax Disruption and Trading
                                    Limitation.

      Market Disruption Fallbacks:  Fallback Reference Price; with the next applicable Disruption Fallback to be
                                    Postponement (with the Maximum Days of
                                    Disruption equal to three (3)

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                                    Commodity Business Days); provided, however,
                                    that the Commodity Reference Price shall be determined by averaging: (a) the Relevant Price on the Pricing Date immediately prior to the Market Disruption Event; and (b) the Relevant Price on the first Commodity Business Day on which the Market Disruption Event ceases to exist; with the next applicable Disruption Fallback to be Dealer Fallback; and with the last applicable Disruption Fallback to be Negotiated Fallback; provided, however, that the term "fifth Business Day" in the definition of Negotiated Fallback shall be replaced with "twelfth Business Day." For the avoidance of doubt, Section 7.5(e) of the 1993 ISDA Commodity Derivatives Definitions and the 2000 Supplement thereto shall not apply.

                                    "Dealer Fallback" means that, promptly upon becoming aware of the Market Disruption Event or Additional Market Disruption Event, the parties shall expeditiously and jointly agree upon three independent leading dealers in the relevant underlying commodity market selected in good faith from among dealers of the highest credit standing which satisfy all the criteria that the parties apply generally at the time of in deciding whether to offer or to make an extension of credit or to enter into a transaction comparable to the Transaction that is affected by the Market Disruption Event or Additional Market Disruption Event, or to enter into transactions similar in nature to the Transaction. Such Dealers shall be appointed to make a determination of the Relevant Price taking into consideration the latest available quotation for the relevant Commodity Reference Price and any other information that in good faith it deems relevant. The Relevant Price shall be the arithmetic mean of the three amounts determined to be the relevant price by such dealer, in which case such calculation shall be binding and conclusive absent manifest error. If the parties have not agreed upon the appointment of the dealers on or before the sixth Business Day following the first Pricing Date on which the Market Disruption Event or Additional Market Disruption Event occurred or existed, or if a determination of the Relevant Price cannot be obtained from at least three dealers, the next applicable Disruption Fallback shall apply to the Transaction.

      Calculation Agent:            MSCGI

      Business Day:                 New York Banks

3.    Definitions

      All terms in this Confirmation not defined herein shall have the meanings set forth in the 2000 ISDA Definitions and the 1993 ISDA Commodity Derivatives Definitions, as supplemented by the 2000 Supplement to the 1993 ISDA Commodity Derivatives Definitions, in each case as published by the International Swaps and Derivatives Association, Inc.

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4.    Settlement and Payment

      Upon the conclusion of each Semi-Annual Period, MSCGI shall calculate the Semi-Annual Put Payment amount, if any, as set forth above. Payment shall be made no later than 12:00 noon Eastern Prevailing Time on the Payment Date, without offset, deduction, discount or counterclaim, in USD in immediately available funds to the bank account designated by Counterparty in an invoice or other written notice. Any amount not paid when due shall accrue interest at the rate of one percent (1%) above the prime commercial rate charged by Citibank, NA, New York, compounded annually from the due date or the maximum rate allowed by law, if lower.

5.    Miscellaneous

      Neither party may assign its rights or its obligations hereunder without the prior written consent of the other party.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via facsimile an executed copy of this Confirmation, or by sending a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the transaction to which this confirmation relates and indicates agreement to those terms, in either case within three (3) Business Days of your receipt of this Confirmation, to the above Operations Contact.

Failure to respond within such period will not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Regards,

/s/ Robert Kinney
Morgan Stanley Capital Group Inc
Robert Kinney

Vice President

ACKNOWLEDGED AND AGREED:

Calpine Generating Company, LLC

By: /s/ ZAMIR RAUF
   ----------------------
Title: ZAMIR RAUF
       Vice President

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                                                                  Execution Copy
        TABLE ONE

                                                        PP
                                                        /                      GP
                                                     APPLICABLE                /                    AHR        FALLBACK
                              AVAILABILITY           ELECTRICITY           APPLICABLE GAS            /         ELECTRICITY
                 AF/        FACTOR (AF) DURING       COMMODITY              COMMODITY            APPLICABLE    COMMODITY
            AVAILABILITY    SCHEDULED OUTAGE       REFERENCE PRICE        REFERENCE PRICE        HEAT RATE     REFERENCE
PLANT          FACTOR         MONTHS                ($ PER MWH)            ($ PER MMBTU)         (MMBTU/MWH)     PRICE         VOM
----------  ------------   --------------------  ----------------------  --------------------  --------------  -------------  ------
Los
Medanos       98%           November - 29.40%     NP15, Dow Jones         PG&E city-gate         6.90           NP15 (ICE
                                                  Firm On-Peak            (Gas Daily) + .04                     Day Ahead     $ 0.51
                                                  Index                                                         Index)

Delta         98%           April - 29.40%        NP15, Dow Jones         PG&E city-gate         7.15           NP15 (ICE
                                                  Firm On-Peak            (Gas Daily) +.04                      Day Ahead     $ 0.27
                                                  Index                                                         Index)

Pastoria      98%           March - 31.61%        SP15, Dow Jones         SoCal Gas              6.98           SP15 (ICE
                                                  Firm On-Peak            (Gas Daily) + .05                     Day Ahead     $ 0.52
                                                  Index                                                         Index)

Goldendale    98%           April - 29.40%        Mid-Columbia,           Northwest, Can.        7.34           MIDC (ICE
                                                  Dow Jones Firm          Bdr. (Sumas)                          Day Ahead     $ 0.50
                                                  On-Peak Index           (Gas Daily) + .32                     Index)

Freestone     98%           January - 31.61%      ERCOT, North,           Houston Ship           6.95           ERCOT-North
                                                  Day-ahead On-Peak       Channel (Gas Daily)                   (ICE Day      $ 0.24
                                                  Index (Megawatt Daily)                                        Ahead
                                                                                                                Index)

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
                                                           PP
                                                           /                      GP
                                                       APPLICABLE                 /                 AHR          FALLBACK
                 AF            AVAILABILITY           ELECTRICITY           APPLICABLE GAS           /          ELECTRICITY
                  /         FACTOR (AF) DURING         COMMODITY              COMMODITY          APPLICABLE      COMMODITY
            AVAILABILITY     SCHEDULED OUTAGE       REFERENCE PRICE        REFERENCE PRICE       HEAT RATE       REFERENCE
PLANT          FACTOR             MONTHS              ($ PER MWH)           ($ PER MMBTU)       (MMBTU/MWH)        PRICE       VOM
----------  ------------   --------------------  ----------------------  --------------------  --------------  -------------  ------
Corpus        98%          November - 62.07%     ERCOT, South,           Texas Eastern, STX      6.78          ERCOT, South   $ 0.73
Christi                                          Day-ahead On-Peak        (Gas Daily) + .06                    (ICE Day
                           March - 66.39%        Index (Megawatt Daily)                                        Ahead  Index)

Channel       98%          April - 29.40%        ERCOT, Houston,         Houston Ship            6.95          ERCOT-Houston  $ 1.13
                                                 Day-ahead On-Peak       Channel (Gas                          (ICE Day
                                                 Index (Megawatt Daily)  Daily) + .04                          Ahead Index)

Baytown       98%          April - 29.40%        ERCOT, Houston,         Houston Ship            7.00          ERCOT-Houston  $ 0.35
                                                 Day-ahead On-Peak       Channel (Gas                          (ICE Day
                                                 Index (Megawatt Daily)  Daily) + .04                          Ahead  Index)

Carville      98%          March - 63.23%        Entergy, into,          Henry Hub               7.08          Entergy (ICE   $ 0.39
                                                 Day-ahead On-Peak       (Gas Daily) + .08                     Day Ahead
                           October - 66.39%      Index (Megawatt Daily)                                        Index)

Morgan        98%          April - 29.40%        Southern, into,         Tennessee, La.,       Monthly-See     Cinergy (ICE   $ 0.50
                                                 Day-ahead On-Peak       500 Leg (Gas           Table Three    Day Ahead
                                                 Index (Megawatt Daily)  Daily)  +.25                          Index)

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                                                                  Execution Copy

                                                           PP
                                                           /                      GP
                                                       APPLICABLE                 /                 AHR          FALLBACK
                 AF            AVAILABILITY           ELECTRICITY           APPLICABLE GAS           /          ELECTRICITY
                 /          FACTOR (AF) DURING         COMMODITY              COMMODITY          APPLICABLE      COMMODITY
            AVAILABILITY     SCHEDULED OUTAGE       REFERENCE PRICE        REFERENCE PRICE       HEAT RATE       REFERENCE
PLANT          FACTOR             MONTHS              ($ PER MWH)           ($ PER MMBTU)       (MMBTU/M WH)       PRICE       VOM
----------  ------------   --------------------  ----------------------  --------------------  --------------  -------------  ------
Decatur        98%         March - 31.61%        Southern, into,         Tennessee, La., 500   Monthly - See   Cinergy (ICE   $0.85
                                                 Day-ahead On-Peak       Leg (Gas Daily)+ .25  Table Three     Day Ahead
                                                 Index (Megawatt Dally)                                        Index)

Columbia       98%         April - 29.40%        50% Southern, into,     Transco, zone 4         6.76          50% Cinergy    $ 1.16
                                                 Day-ahead On-Peak       (Gas Daily) + .11                     (ICE Day
                                                 Index (Megawatt Daily)                                        Ahead Index)
                                                 + 50% PJM-West Day                                            + 50% PJM-
                                                 Ahead On-Peak Index                                           West (ICE Day
                                                 (as reported  by the                                          Ahead Index)
                                                 PJM ISO)

Oneta          98%         February - 24.50%     SPP, North, Day-        Henry Hub(Gas           7.06          Entergy (ICE   $ 0.49
                                                 ahead On-Peak Index     Daily) +.30                           Day Ahead
                                                 (Megawatt Daily)                                              Index)

                        APPLICABLE ELECTRICITY COMMODITY REFERENCE
            PRICE DEFINITIONS:

      "ELECTRICITY - FIRM ON-PEAK INDEX (NP15)-DOW
JONES" means that the price for a Pricing Date will be based on that day's "Dow Jones Telerate" in the section "Workstation 3 Pages 38422" under the

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                                                                  Execution Copy

heading "Dow Jones Energy Service, Dow Jones NP-15 Electricity Price Index:
[date] Firm: On Peak," price per MWh of on-peak electricity, stated in U.S. dollars, published as of the Pricing Date.

      "ELECTRICITY - FIRM ON-PEAK INDEX (SP15) - DOW JONES" means that the price for a Pricing Date will be based on that day's "Dow Jones Tolerate" in the section "Workstation 3 Pages 38422" under the heading "Dow Jones Energy Service, Dow Jones SP-15 Electricity Price Index: [date] Firm: On Peak," price per MWh of on-peak electricity, stated in U.S. dollars, published as of the Pricing Date.

      "ELECTRICITY - FIRM ON-PEAK INDEX (MID-C) - DOW JONES" means that the price for a Pricing Date will be based on that day's "Dow Jones Tolerate" in the section "Workstation 3 Pages 38422" under the heading "Dow Jones Energy Service, Dow Jones Mid-C Electricity Price Index: [date] Firm: On Peak," price per MWh of on-peak electricity, stated in U.S. dollars, published as of the Pricing Date.

      "ELECTRICITY - FIRM ON-PEAK INDEX (ERCOT NORTH)-MEGAWATT DAILY" means that the price for a Pricing Date will be that day's Specified Price per MWh of on-peak electricity, stated in U.S. dollars, published under the heading "Day-ahead markets for delivery [date] ($/MWh): Central: On-Peak: ERCOT North:
Index" in the issue of Megawatt Daily that reports prices effective on that Pricing Date.

      "ELECTRICITY - DAILY ON-PEAK INDEX (ERCOT SOUTH) -MEGAWATT DAILY" means that the price for a Pricing Date will be that day's Specified Price per MWh of on-peak electricity, stated in U.S. dollars, published under the heading "Day-ahead markets for delivery [date] ($/MWh): Central: On-Peak: ERCOT South:
Index" in the issue of Megawatt Daily that reports prices effective on that Pricing Date.

      "ELECTRICITY - DAILY ON-PEAK INDEX (ERCOT HOUSTON) - MEGAWATT DAILY" means that the price for a Pricing Date will be that day's Specified Price per MWh of on-peak electricity, stated in U.S. dollars, published under the heading "Day-ahead markets for delivery [date] ($/MWh): Central: On-Peak: ERCOT Houston:
Index" in the issue

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                                                                  Execution Copy

of Megawatt Daily that reports prices effective on that Pricing Date.

      "ELECTRICITY - DAILY ON-PEAK INDEX (ENTERGY, INTO) - MEGAWATT DAILY" means that the price will be the published price stated in U.S. dollars per Megawatt hour of electricity under the Heading, "Day-ahead markets for delivery ($/MWh):
Central: On-Peak: Entergy, into: Index" in the issue of Megawatt Daily that reports prices effective on that Pricing Date.

      "ELECTRICITY - DAILY ON-PEAK INDEX (SOUTHERN, INTO) - MEGAWATT DAILY" means that the price will be the published price stated in U.S. dollars per Megawatt hour of electricity under the Heading, "Day-ahead markets for delivery ($/MWh): East: On-Peak: Southern, into: Index" in the issue of Megawatt Daily that reports prices effective on that Pricing Date.

      "ELECTRICITY - DAILY ON-PEAK INDEX (PJM-WEST) -PJM ISO" means that the price will be the published price stated in U.S. dollars per Megawatt hour of electricity published by the PJM ISO that reports prices effective on that Pricing Date.

      "ELECTRICITY - DAILY ON-PEAK INDEX (SPP, NORTH) - MEGAWATT DAILY" means that the price for a Pricing Date will be that day's Specified Price per MWh of on-peak electricity, stated in U.S. dollars, published under the heading "Day-ahead markets for delivery [date] ($/MWh): Central: On-Peak: SPP, North:
Index" in the issue of Megawatt Daily that reports prices effective on that Pricing Date.

      APPLICABLE GAS COMMODITY REFERENCE PRICE DEFINITIONS:

      "NATURAL GAS - WEST COAST (PG&E CITY GATE) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: Citygates: PG&E Citygate," in the issue of Gas Daily that reports

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                                                                  Execution Copy

prices effective on that Pricing Date.

      "NATURAL GAS - WEST COAST (SOCAL GAS) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: Others: SoCal" in the issue of Gas Daily that reports prices effective on that Pricing Date.

      "NATURAL GAS - CANADA (NW SUMAS) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: Canadian Gas: Northwest, Can. Bdr. (Sumas)" in the issue of Gas Daily that reports prices effective on that Pricing Date.

      "NATURAL GAS - HOUSTON SHIP CHANNEL - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: East-Houston-Katy: Houston Ship Channel" in the issue of Gas Daily that reports prices effective on that Pricing Date.

      "NATURAL GAS - TEXAS (EASTERN, STX) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: South-Corpus Christi: Texas Eastern, STX" in the issue of Gas Daily that reports prices effective on that Pricing Date.

      "NATURAL GAS - LOUISIANA (HENRY HUB) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: Louisiana-Onshore-South: Henry Hub" in the issue of Gas Daily, that reports prices effective on that Pricing Date.

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                                                                  Execution Copy

      "NATURAL GAS - (TENNESSEE, LA., 500 LEG) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: Louisiana-Onshore South:
Tennessee, La., 500 Leg" in the issue of Gas Daily that reports prices effective on that Pricing Date.

      "NATURAL GAS - (TRANSCO, ZONE 4) - GAS DAILY" means that the price for a Pricing Date will be that day's Specified Price per MMBTU of natural gas for delivery on the Delivery Date, stated in U.S. dollars, published under the heading "Daily Price Survey ($/MMBtu): Midpoint: Mississippi-Alabama: Transco, zone 4" in the issue of Gas Daily that reports prices effective on that Pricing Date.

      FALLBACK ELECTRICITY COMMODITY REFERENCE PRICE DEFINITIONS:

      "ICE DAY AHEAD ON-PEAK POWER - (NP-15)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "NP-15" that reports prices effective on that Pricing Date.

      "ICE DAY AHEAD ON-PEAK POWER - (SP-15)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "SP-15" that reports prices effective on that Pricing Date.

      "ICE DAY AHEAD ON-PEAK POWER - (MID-C)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "Mid-C" that reports prices

                                                                            -13-
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effective on that Pricing Date.

      "ICE DAY AHEAD ON-PEAK POWER - (ERCOT-NORTH)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "ERCOT-North" that reports prices effective on that Pricing Date.

      "ICE DAY AHEAD ON-PEAK POWER - (SOUTHERN, INTO +0.5*)" means that the fallback price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "Southern, into" +0.5* (the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "PJM-West" that reports prices effective on that Pricing Date).

      "ICE DAY AHEAD ON-PEAK POWER - (ERCOT-SOUTH)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "ERCOT-South" that reports prices effective on that Pricing Date.

      "ICE DAY AHEAD ON-PEAK POWER - (ERCOT-HOUSTON)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently located at www.theice.com under the heading "ERCOT-Houston" that reports prices effective on that Pricing Date.

      ICE DAY AHEAD ON-PEAK POWER - (CINERGY)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site

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                                                                  Execution Copy

currently located at www.theice.com under the heading "Cinergy" that reports prices effective on that Pricing Date.

      ICE DAY AHEAD ON-PEAK POWER - (ENTERGY)" means that the fallback reference price for a Pricing Date will be the daily weighted average index for on-peak power in the "10X Day Ahead Power Price Report" as published by IntercontinentalExchange on its official web site currently loeated at www.theice.com under the heading "Entergy" that reports prices effective on that Pricing Date.

                                                                  Execution Copy

  TABLE TWO
               NOTIONAL QUANTITY (IN MWh) PER SEMI-ANNUAL PERIOD

               PERIOD 1     PERIOD 2          PERIOD 3       PERIOD 4        PERIOD 5      PERIOD 6
             -----------   ------------    -----------    ------------    ------------    ---------
    CHANNEL    384           384              384             384             384            384
     DELTA     518           518              518             518             518            518
    MORGAN                                             See Table Three
  COLUMBIA     446           446              446             446             446            446
 FREESTONE     983           983              983             983             983            983
     ONETA     957           957              957             957             957            957
   BAYTOWN     499           499              499             499             499            499
    CORPUS     351           351              351             351             351            351
GOLDENDALE     228           228              228             228             228            228
  PASTORIA     244           244              730             730             730            730
  CARVILLE     438           438              438             438             438            438
   DECATUR                                            See Table Three
      LOS
   MEDANOS     190           190              190             190             190            190

                                                                  Execution Copy

        TABLE THREE
       (NOTIONAL QUANTITIES AND HEAT RATES FOR MORGAN AND DECATUR)

               MORGAN                       DECATEUR
               NOTIONAL        MORGAN        NOTIONAL      DECATEUR
  MONTH        QUANTITY        HEAT RATE     QUANTITY      HEAT RATE
----------   --------------   ----------   ------------   ----------
Apr-04          740            7.15           783           7.22
May-04          740            7.15           526           6.80
Jun-04          599            7.19           526           6.80
Jul-04          599            7.19           526           6.80
Aug-04          599            7.19           526           6.80
Sep-04          740            7.15           526           6.80
Oct-04          740            7.15           783           7.22
Nov-04          740            7.15           783           7.22
Dec-04          740            7.15           783           7.22
Jan-05          740            7.15           783           7.22
Feb-05          740            7.15           783           7.22
Mar-05          740            7.15           783           7.22
Apr-05          740            7.15           783           7.22
May-05          740            7.15           526           6.80
Jun-05          599            7.19           526           6.80
Jul-05          599            7.19           526           6.80
Aug-05          599            7.19           526           6.80
Sep-05          740            7.15           526           6.80
Oct-05          740            7.15           783           7.22
Nov-05          740            7.15           783           7.22
Dec-05          740            7.15           783           7.22
Jan-06          576            6.76           783           7.22
Feb-06          576            6.76           783           7.22
Mar-06          576            6.76           783           7.22
Apr-06          576            6.76           783           7.22

                                                                  Execution Copy

May-06          576             6.76          526            6.80
Jun-06          576             6.76          526            6.80
Jul-06          576             6.76          526            6.80
Aug-06          576             6.76          526            6.80
Sep-06          576             6.76          526            6.80
Oct-06          576             6.76          783            7.22
Nov-06          576             6.76          783            7.22
Dec-06          576             6.76          783            7.22
Jan-07          576             6.76          783            7.22
Feb-07          576             6.76          783            7.22
Mar-07          576             6.76          783            7.22